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                        VAN KAMPEN SMALL CAP GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2007 - SEPTEMBER 30, 2007



                                                                                       % OF     % OF
      SECURITY       PURCHASE/   SIZE OF   OFFERING     TOTAL        AMOUNT OF       OFFERING   FUNDS
     PURCHASED       TRADE DATE  OFFERING  PRICE OF   AMOUNT OF   SHARES PURCHASED  PURCHASED   TOTAL                     PURCHASED
                                            SHARES     OFFERING       BY FUND        BY FUND   ASSETS       BROKERS         FROM
------------------------------------------------------------------------------------------------------------------------------------
  Cavium Network,     5/01/07      --       $13.50    $6,750,000       26,600         0.39%     0.11%   Morgan Stanley,     Lehman
        Inc.                                                                                            Lehman Brothers,   Brothers
                                                                                                         Thomas Weisel
                                                                                                         Partners LLC,
                                                                                                       Needham & Company
                                                                                                          LLC and JMP
                                                                                                           Securities

                                                                                                        Morgan Stanley,     Merrill
                                                                                                        Merrill Lynch &      Lynch
                                                                                                       Co., JPMorgan and
Amicus Therapeutics   5/30/07      --       $13.50    $5,000,000       32,800         0.66%     0.14%    Lazard Capital
        Inc.                                                                                            Markets Pacific
                                                                                                        Growth Equities,
                                                                                                              LLC

 Limelight Networks    6/7/07      --       $15.00   $16,000,000       48,800         0.16%     0.43%   Goldman, Sachs &    Goldman
        Inc.                                                                                              Co., Morgan        Sachs
                                                                                                            Stanley,
                                                                                                          Jefferies &
                                                                                                         Company, Piper
                                                                                                       Jaffray, Friedman
                                                                                                        Billings Ramsey

  Data Domain Inc.    06/26/07     --       $15.00    $7,390,000       30,100         0.96%     0.20%   Goldman, Sachs &    Goldman
                                                                                                          Co., Morgan        Sachs
                                                                                                        Stanley, Thomas
                                                                                                        Weisel Partners
                                                                                                          LLC, Pacific
                                                                                                        Crest Securities
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